Exhibit 3.1
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DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                                        FILED#  C14006-05
                                                           MAY 26 2004
                                                        IN THE OFFICE OF
                                                        /s/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE

        Articles of Domestication
        -------------------------
        (PURSUANT TO NRS 92A.270)


Filing Fee:  $350.00

1.   Entity Name and Type of
     Domestic Entity as Set Forth               EUROPA TRADE AGENCY LTD.
     in its Constituent Documents:                     Corporation

2.   Entity Name Before Filing
     Articles of Domestication:                 EUROPA TRADE AGENCY LTD.

3.   Date and Jurisdiction of
     Original Formation or                            JUNE 6, 2003
     Creation:

4.   Jurisdiction that Constituted
     the Principal Place of
     Business. Central
     Administration or Equivalent                       Canada
     of the Undomesticated Entity
     Immediate Before Articles of               (Federal Incorporation)
     Domestication:

5.   Signature of Authorized                    /s/ Thomas David Lamb
     Representative:

IMPORTANT. This document must be accompanied by the appropriate constituent
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document for the type of domestic entity described in article 1 above and filing fees.



This form must be accompanied by appropriate fees.


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DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                                        FILED#  C14006-05
                                                           MAY 26 2004
                                                        IN THE OFFICE OF
                                                        /s/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE

        Articles of Domestication
        -------------------------
        (PURSUANT TO NRS 78)


Important. Read attached instructions before completing form.

1.   Name of Corporation:       EUROPA TRADE AGENCY LTD.

2.   Resident Agent             Gary R. Henrie
     Name and Street            Name
     Address:                   10616 Eagle Nest Drive  Las Vegas  NEVADA  89141
     (must be a Nevada address  Street Address           City    State  Zip Code
     where process may be
     served)                    Optional Mailing Address City    State  Zip Code


3.   Shares:
    (number of shares           Number of shares
     corporation                with par value: 50,000,000  Par value: $0.001
     authorized to issue                                Number of shares
                                                        without par value:

4.   Names &                    1. Thomas David Lamb
     Addresses,                    Name
     of Board of                   3715 West 14th Avenue Vancouver BC, Canada
     Directors/Trustees:                                                 V6R 2W8
     (attach additional page       Street Address        City State     Zip Code
     there is more than 3
     directors/trustees)        2.
                                   Name

                                   Street Address        City State     Zip Code

                                3.
                                   Name

                                   Street Address        City State     Zip Code

5.   Purpose:                   The purpose of this Corporation shall be:
    (optional-see instructions)

6.   Names, address             Thomas David Lamb          /s/ Thomas David Lamb
     and Signature of           Name                             Signature
     Incorporator.              3715 West 14th Avenue Vancouver BC, Canada
     (attach additional page                                             V6R 2W8
     there is more than 1       Address                  City State     Zip Code
     incorporator)

7.   Certificate of Acceptance  I hereby accept appointment as Resident agent
     of Appointment of          for the above named corporation.
     Resident Agent:            /s/ Gary R. Henrie                 May 10, 2004
                                Authorized Signature of
                                R. A. or On Behalf of R. A. Company     Date




This form must be accompanies by appropriate fees. See attached fee schedule.



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The following information shall constitute part of the Articles of Incorporation
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for Europa Trade Agency Ltd.
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8.   SHARES OF STOCK

Section 8.01 Number and Class. The total number of voting common stock authorized that may be issued by the Corporation is FIFTY MILLION (50,000,000) shares of stock @ $.001 par value. Said common shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with the following authority: Preferred Stock may also be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assents, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as agre state and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

Section 8.02. No Preemptive Rights. Unless otherwise determined by the Board of Directors, holders of the Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.

Section 8.03. Non-Assessability of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in the particular.




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9.   DIRECTORS

Section 9.01. Governing Board. The members of the governing Board of the Corporation shall be styled as Directors.

Section 9.02 Number or Directors. The Board of Directors shall consist on not less than one (1), and not more than fifteen (15) members.

Section 9.03. Change in Number or Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

10.  PERIOD OF DURATION

The Corporation is to have a perpetual existence.

11.  DIRECTORS' AND OFFICERS' LIABILITY

A Director or Officer of the Corporation shall not be personally liable to this Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of the Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.

12.  INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees judgments, fines and amounts paid or to be paid in




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settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director of Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director of Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

14.  AMENDMENTS

Subject at all times to the express provisions of Section 8.03 which cannot by amended, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

15.  POWERS OF DIRECTORS




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In  furtherance  and not in  limitation  of the powers  conferred by statute the
Board of Directors is expressly authorized: (1) Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the Corporation; (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation; (3) To authorized the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporation and business entities; (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve; (5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may acquire it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and (6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.